United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

EasyLink Services International Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34446	13-3645702
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(Address of Principal Executive Offices)

(Zip Code)

(678) 533-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 1, 2012, EasyLink Services International Corporation (NASDAQ: ESIC), a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Open Text Corporation, a Canadian corporation (“Parent”), and Epic Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will become an indirect wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s class A common stock, par value $.01 per share (the “Common Stock”), and the associated right attached to each such share of Common Stock (each, a “Stockholder Right”) issued pursuant to the Stockholder Rights Agreement (the “Stockholder Rights Agreement”), dated as of August 25, 2009, between the Company and American Stock Transfer and Trust Company, LLC, as rights agent (to the extent outstanding at the Effective Time), will be cancelled and converted automatically into the right to receive $7.25 in cash, payable without interest and less applicable withholding taxes (the “Merger Consideration”), other than treasury shares, any shares owned by Parent or Merger Sub, and shares owned by stockholders who have properly demanded and not effectively withdrawn or lost appraisal rights.

Additionally, at the Effective Time, each option to purchase shares of Common Stock granted under the Company’s stock award plans (each, a “Stock Option”) that is then outstanding and unvested shall become fully vested and each unexercised Stock Option that is then outstanding will be cancelled, with the holder of any such Stock Option that has an exercise price that is less than the Merger Consideration becoming entitled to receive an amount in cash from the Surviving Corporation equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the applicable exercise price per share of Common Stock subject to such Stock Option, multiplied by (ii) the aggregate number of shares of Common Stock then issuable upon exercise of such Stock Option. Any such payments will be paid subject to all applicable federal, state and local tax withholding requirements.

The Merger Agreement contains a “no-shop” provision that restricts the Company’s ability to solicit any other Takeover Proposals (as defined in the Merger Agreement) from, provide information to, and engage in discussions with, third parties. The restrictions on the Company’s ability to engage in discussions with, and provide information to, third parties generally will not apply to third parties from which the Company receives an unsolicited bona fide written Takeover Proposal after the date of the Merger Agreement and prior to the stockholder vote that the board of directors of the Company (the “Board”) determines in good faith constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), if the Board also determines in good faith, after consultation with outside legal counsel, that the failure to engage in discussions with, and provide information to, such third parties would contravene its fiduciary duties under applicable law.

Each of the Company, Parent and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the Effective Time, and, to the extent consistent therewith, to use its commercially reasonable efforts to (i) preserve substantially intact the business organization of the Company and its subsidiaries, (ii) keep available the services of the current officers and employees of the Company and its subsidiaries, and (iii) preserve the present relationships of the Company and its subsidiaries with customers, suppliers, distributors, licensors, licensees and other persons with which the Company or any of its subsidiaries has business relations.

The consummation of the Merger is subject to certain conditions, including without limitation, the following: (i) the Merger Agreement and the Merger having been approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon; (ii) the holders of not more than 10% of the Common Stock outstanding having properly exercised appraisal rights with respect to the Merger in accordance with applicable law; (iii) the Stockholder Rights Agreement, as amended by the Amendment (as defined below), being in full force and effect in accordance with its terms; (iv) since the date of the Merger Agreement, no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred; (v) all waiting periods (and extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable foreign antitrust, competition or similar law having expired or been terminated; and (vi) the absence of any law, order or judgment prohibiting or otherwise making illegal consummation of the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (a) the accuracy of the representations and warranties made by the other party to the Merger Agreement, subject to customary materiality qualifiers, and (b) the compliance by the other party with its pre-closing obligations and covenants thereunder, subject to customary materiality qualifiers.

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The Merger Agreement contains certain termination rights for the Company, on the one hand, and Parent and Merger Sub, on the other hand. The Merger Agreement provides that, upon termination under specified circumstances, including the Company’s election to pursue consummation of a transaction based on a Superior Proposal, the Company would be required to pay Parent a termination fee of $9,350,000. In addition, if either Parent or the Company terminates the Merger Agreement due to the failure of the Company to obtain the approval of the stockholders to adopt the Merger Agreement or Parent terminates the Merger Agreement due to specified breaches by the Company of its obligations under the Merger Agreement, the Company is required to reimburse Parent for its reasonable and documented out-of-pocket fees and expenses incurred by it or on its or its affiliates’ behalf in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby. If the Merger Agreement is terminated and a termination fee is payable to Parent, the termination fee would be reduced by the amount of any expense reimbursement previously paid by the Company.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement and (b) matters disclosed in Company filings with the Securities and Exchange Commission (the “SEC”) on or after July 31, 2010 and prior to the date of the Merger Agreement, (iii) in some instances are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the SEC.

In connection with the proposed transactions pursuant to the Merger Agreement, the Company will file a proxy statement with the SEC. Stockholders are strongly advised to read carefully the proxy statement and any other relevant documents filed with the SEC as they become available, because they will contain important information about the proposed transaction. The proxy statement will be mailed to stockholders and will contain information about the Company, the proposed merger and related matters. Stockholders may obtain a copy of the proxy statement when available along with other documents filed by the Company, free of charge, by contacting the Company in writing to John A. Harwood, General Counsel and Corporate Secretary, EasyLink Services International Corporation, 6025 The Corners Parkway, Suite 100, Norcross, GA 30092, by telephone at 678-533-8000, or by accessing the Company’s website at www.easylink.com or the SEC website at www.sec.gov.

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The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Current Report on Form 8-K.

Voting Agreements

In connection with the Merger Agreement, Parent and Merger Sub entered into Voting Agreements, dated as of May 1, 2012 (each a “Voting Agreement” and collectively, the “Voting Agreements”), with each of Thomas J. Stallings, the Company’s Chief Executive Officer and a director of the Company, Glen E. Shipley, the Company’s Chief Financial Officer, Kevin R. Maloney, the Company’s Executive Vice President of Worldwide Sales and Marketing, Patrick A. Harper, the Company’s Executive Vice President of Global Operations, Teresa A. Deuel, the Company’s Executive Vice President of Worldwide Customer Support, Mark J. Herold, the Company’s Vice President of Human Resources, Kim D. Cooke, a director of the Company, Richard J. Berman, a director of the Company, Paul D. Lapides, a director of the Company, and John S. Simon, a director of the Company (each a “Voting Stockholder” and collectively, the “Voting Stockholders”). Under the Voting Agreements, the Voting Stockholders agreed, among other things, to vote the shares of Common Stock beneficially owned by them currently (the Voting Stockholders beneficially owned an aggregate of 3,374,098 shares of Common Stock, including 2,921,947 Stock Options (whether or not presently exercisable or exercisable within the next 60 days), or 9.63% of the outstanding shares of Common Stock, on April 30, 2012, the last trading day prior to the execution of the Merger Agreement), together with any other voting securities of the Company subsequently acquired or beneficially owned by them (collectively and together with any and all Stockholder Rights associated with all of the foregoing, the “Shares”) as to which they have the right to vote (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any Takeover Proposal, any reorganization, recapitalization, liquidation or winding up of the Company, any other extraordinary transaction involving the Company not contemplated by the Merger Agreement, or any other corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or any other transaction contemplated by the Merger Agreement.

In addition, each Voting Stockholder has agreed, if requested by Parent, to promptly exercise all of his or her vested Stock Options (or such lesser amount as Parent may request), either (i) on a cashless exercise basis, if permitted by the terms of the Stock Option or by the Company’s Compensation Committee, or (ii) on a cash exercise basis (subject in all cases to Parent paying any exercise price and all taxes associated with any such exercise and with such other adjustments between the parties necessary to place the Voting Stockholder in no better or worse an economic position with respect to such Stock Options than would have resulted if such Stock Options had remained unexercised immediately prior to the Effective Time).

Each Voting Stockholder has also agreed not to: (i) sell, transfer, pledge, encumber or otherwise dispose of any of his or her Shares or any interest therein or rights thereto, grant any proxy, power-of-attorney or other authorization or consent with respect to any of his or her Shares (other than as permitted by his or her Voting Agreement), or deposit any of his or her Shares into a voting trust or enter into a voting agreement, arrangement or understanding with respect to any of his or her Shares; (ii) initiate or participate in, knowingly encourage or take any other action (or permit its representatives to do any of the foregoing) that may facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any party any information with respect to, assist or participate in any effort or attempt by any party with respect to, or otherwise cooperate in any way with, any Takeover Proposal; or (iii) take any action, or omit to take any action which may be taken without more than immaterial expense, that would restrict, limit or interfere with his or her obligations under his or her Voting Agreement.

Each Voting Agreement expressly provides that no Voting Stockholder has made any agreement or understanding in any capacity other than in his or her capacity as a beneficial owner of Shares, and nothing in his or her Voting Agreement will limit or affect any action taken by him or her in his or her capacity as an officer or director of the Company to the extent permitted by the Merger Agreement.

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The obligations and restrictions on the Voting Stockholders under the Voting Agreements will no longer be binding on the Voting Stockholders if the Merger Agreement is amended to materially decrease the Merger Consideration or change the form of the Merger Consideration. The Voting Agreements shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Voting Agreements, which is attached hereto as Exhibit 2.2 and is incorporated by reference into this Current Report on Form 8-K.

First Amendment to Rights Agreement

In connection with the Merger, on May 1, 2012, the Company and American Stock Transfer & Trust Company LLC (the “Rights Agent”) entered into an amendment (the “Amendment”) to the Stockholder Rights Agreement. The Amendment generally exempts the execution and delivery of the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Voting Agreement from the operation of the Stockholder Rights Agreement.

In particular, the Amendment amends the definition of “Acquiring Person” to provide that neither Parent nor any of its subsidiaries, affiliates or associates shall be, or shall be deemed to be, an “Acquiring Person” under the Stockholder Rights Agreement solely by virtue of one or more of (i) the approval, execution or delivery of the Merger Agreement, (ii) the public or other announcement of the Merger Agreement or the transactions contemplated thereby, (iii) the consummation of the Merger, (iv) the consummation of any other transaction contemplated in the Merger Agreement or (v) the execution or delivery of the Voting Agreements (each such event, an “Exempt Event”). The Amendment also amends the definitions of “Share Acquisition Date”, “Section 11(a)(ii) Event”, and “Section 13 Event” in the Stockholder Rights Agreement to exclude the Exempt Events in each case from the scope of such terms. The Amendment further amends Sections 3, 11(a) and 13 of the Stockholder Rights Agreement to make clear that no Exempt Event shall by itself be deemed to have triggered the rights and obligations set forth in such sections of the Stockholder Rights Agreement. In addition, the Amendment amends the Stockholder Rights Agreement to provide for the termination of the Stockholder Rights Agreement and the expiration of the Rights (as defined therein) as of the Effective Time (as defined in the Merger Agreement) of the Merger.

The Amendment further provides that if for any reason the Merger Agreement is terminated in accordance with its terms, then the Amendment shall be of no further force and effect, and the Stockholder Rights Agreement shall remain exactly the same as it existed before the execution of the Amendment.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Current Report on Form 8-K.

Press Release

On May 1, 2012 the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is attached hereto as Exhibit 99.1.

Item 3.03 Material Modification to Rights of Security Holders.

See the information set forth in Item 1.01 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 1, 2012, the Company distributed to its employees questions and answers relating to the Merger which are attached hereto as Exhibit 99.2 and are incorporated by reference into this Current Report on Form 8-K.

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Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	2.1	Agreement and Plan of Merger Agreement, dated May 1, 2012, by and among Open Text Corporation, Epic Acquisition Sub Inc. and EasyLink Services International Corporation.

	2.2	Form of Voting Agreement, dated as of May 1, 2012, by and among Open Text Corporation, Epic Acquisition Sub Inc. and each of Thomas J. Stallings, Glen E. Shipley, Kevin R. Maloney, Patrick A. Harper, Teresa A. Deuel, Mark J. Herold, Kim D. Cooke, Richard J. Berman, Paul D. Lapides and John S. Simon.

	4.1	Amendment No. 1 to Stockholder Rights Agreement, dated as of May 1, 2012, between EasyLink Services International Corporation and American Stock Transfer and Trust Company, LLC, as rights agent.

	99.1	Press Release, dated May 1, 2012, issued by EasyLink Services International Corporation.

	99.2	Employee Communication and Frequently Asked Questions

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. EasyLink agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley Chief Financial Officer

Dated: May 3, 2012

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EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger Agreement, dated May 1, 2012, by and among Open Text Corporation, Epic Acquisition Sub Inc. and EasyLink Services International Corporation.

2.2	Form of Voting Agreement, dated as of May 1, 2012, by and among Open Text Corporation, Epic Acquisition Sub Inc. and each of Thomas J. Stallings, Glen E. Shipley, Kevin R. Maloney, Patrick A. Harper, Teresa A. Deuel, Mark J. Herold, Kim D. Cooke, Richard J. Berman, Paul D. Lapides and John S. Simon.

4.1	Amendment No. 1 to Stockholder Rights Agreement, dated as of May 1, 2012, between EasyLink Services International Corporation and American Stock Transfer and Trust Company, LLC, as rights agent.

99.1	Press Release, dated May 1, 2012, issued by EasyLink Services International Corporation.

99.2	Employee Communication and Frequently Asked Questions

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. EasyLink agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

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